UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2010
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina 27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Cash Bonus Award Targets and Performance Criteria for the Second Half of Fiscal Year 2011

            On October 30, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of RF Micro Devices, Inc. (the “Company”), in accordance with the terms and conditions of the Company’s current Cash Bonus Plan, established the cash bonus award targets and performance criteria applicable to various employees for the second half of fiscal 2011 (the “FY11 Bonus Awards”).  The Committee has determined that the metrics used to measure performance during this six-month performance period are “free cash flow” (net cash provided by operating activities minus property and equipment expenditures), Multi-Market Products Group (“MPG”) revenue and Cellular Products Group (“CPG”) core revenue.  During this performance period, free cash flow performance will constitute 50% of the total bonus opportunity, and MPG revenue and CPG core revenue, although assessed separately, will together constitute 50% of the total bonus opportunity.

Each named executive officer identified below has the opportunity to earn a cash bonus in an amount between 70% and 200% of one-half of his fiscal 2011 annual target bonus percentage (the “Target”), depending on the Company’s level of free cash flow and MPG revenue and CPG core revenue during the third and fourth quarters of fiscal 2011.  The Target has been established by the Committee as a percentage of each named executive officer’s fiscal 2011 annual base salary and is unchanged from the Target for the first and second quarters of fiscal 2011.  The cash amount of each component of the FY11 Bonus Awards will be pro rated for performance above or below the Target, subject to the minimum and maximum levels.  No named executive officer will receive FY11 Bonus Awards that, in the aggregate, exceed 200% of his Target as established by the Committee.

The Target for each of the Company's named executive officers is set forth below:

Name:	Target

Robert A. Bruggeworth	100%
President and Chief Executive Officer

Steven E. Creviston	75%
Corporate Vice President and
President of Cellular Products Group

Jerry D. Neal	75%
Executive Vice President of
Marketing and Strategic Development

William A. Priddy, Jr.	75%
Chief Financial Officer,
Corporate Vice President of Administration and
Secretary

Robert M. Van Buskirk	75%
Corporate Vice President and
President of Multi-Market Products Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ William A. Priddy, Jr.
William A. Priddy, Jr.
Chief Financial Officer, Corporate Vice President of
Administration and Secretary

Date:    November 3, 2010